UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 26, 2006(June 23, 2006)
ZIX CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS	001-17995	75-2216818
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
2711 North Haskell Avenue, Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

ITEM 7.01 Regulation FD Disclosure
     Redemption of Convertible Notes
     As previously reported by Zix Corporation (the “Company”), pursuant to a Purchase Agreement between the Company and Omicron Master Trust, and a substantially similar Purchase Agreement between the Company and Amulet Limited (referred to herein, together with Omicron Master Trust, as the “Investors”), each dated as of November 1, 2004, as amended (referred to herein, collectively, as the “Purchase Agreements”), the Company issued to the Investors an aggregate of $20.0 million principal amount of its Convertible Notes (herein so called) due 2005-2008 and common stock purchase warrants.
     The Company has previously reported the redemption of $15.0 million principal amount of the Convertible Notes.
     As of June 23, 2006, the Company redeemed for cash the remaining $5.0 million principal amount of the Convertible Note held by Amulet Limited. The total redemption price, including premium and accrued interest, approximates $5.26 million. Of this $5.26 million amount, $5.0 million was held in a restricted collateral cash account for the benefit of Amulet Limited.
     In connection with the cash redemption and as required by the terms of the Convertible Note, the Company will issue to Amulet Limited a warrant covering 781,250 shares of the Company’s common stock at an exercise price of $4.48 per share. The warrant expires with respect to 390,625 shares on November 2, 2006, and with respect to the remaining 390,625 shares on November 2, 2007. No principal amounts remain outstanding with respect to the Convertible Notes and no funds remain in the restricted collateral cash account.
     The Company will record a one-time charge to earnings of $900,000 to $1.2 million for the second quarter of 2006 as a result of this redemption. All but $200,000 of this amount, which represents a pre-payment premium payable in cash, is expected to be a non-cash charge to earnings.
     Set forth below are the number of shares covered by outstanding warrants issued to each of the Investors and the expiration dates and the exercise price of such warrants, each as of June 23, 2006:

	Number of Shares
			Omicron
	Amulet		Master
	Limited		Trust
Warrants
4.48 exercise price(2)	353,507	(1)	328,292
4.48 exercise price(3)	0		174,168
4.48 exercise price(4)	390,625		390,625
4.48 exercise price(5)	390,625		390,625
1.99 exercise price(2)	65,156	(1)	65,156
1.72 exercise price(2)	47,021	(1)	47,021
1.62 exercise price(2)	67,432	(1)	67,432
1.42 exercise price(2)	102,323	(1)	124,185

(1)	The above-listed warrants issued to Amulet Limited in connection with the Convertible Notes Transaction have been transferred by Amulet Limited to Sunrise Partners, LP.

(2)	The expiration date of these warrants is November 2, 2009.

(3)	The expiration date of these warrants is November 2, 2008.

(4)	The expiration date of these warrants is November 2, 2007.

(5)	The expiration date of these warrants is November 2, 2006.

Press Release
     A copy of the press release covering the subject matter of this filing on Form 8-K issued by the Company on Monday, June 26, 2006, is filed as Exhibit 99.1 attached hereto.
ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Zix Corporation on June 26, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: June 26, 2006	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

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